CONFIDENTIAL - FOR INFORMATIONAL PURPOSES ONLY | THIS MUST BE READ IN CONJUNCTION WITH IMPORTANT DISCLOSURES AT THE BEGINNING OF THIS PRESENTATION Investor Presentation May 2018 Exhibit (g)

Important Information Note to Recipients This investor presentation (the “Presentation”) is a summary of an Exchange Offer (the “Exchange Offer”) by TCW Direct Lending LLC (“Direct Lending”) and TCW Middle Market Opportunities BDC, Inc. (the “Extension Fund”) to exchange units (“Units”) of Direct Lending for common stock (“Common Stock”) of the Extension Fund. The information contained in this Presentation regarding the Exchange Offer is not complete and may be changed. The Presentation has been prepared by Direct Lending for discussion purposes only. The Presentation is confidential and solely for the use of the persons to whom it has been provided by Direct Lending for the purpose of considering the Exchange Offer. No other person has been authorized to provide you with information relating to the Exchange Offer. Additional Information and Where to Find It Direct Lending has filed a Tender Offer Statement on Schedule TO with the SEC with respect to the Exchange Offer. An offer to exchange, letter of transmittal, form of subscription agreement and other definitive documentation with respect to the Common Stock to be issued in the Exchange Offer (as amended or supplemented from time to time, collectively, the “Offer to Exchange”) have been distributed to Direct Lending unitholders in connection with the Exchange Offer. SECURITY HOLDERS OF DIRECT LENDING ARE URGED TO READ CAREFULLY THE OFFER TO EXCHANGE REGARDING THE EXCHANGE OFFER IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) OR ANY DOCUMENTS WHICH ARE INCLUDED WITH OR INCORPORATED BY REFERENCE IN THE OFFER TO EXCHANGE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE EXCHANGE OFFER. Not an Offer THIS PRESENTATION DOES NOT CONSTITUTE AN OFFER TO BUY OR EXCHANGE, OR THE SOLICITATION OF AN OFFER TO SELL OR EXCHANGE, ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SALE OR EXCHANGE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION. ANY SUCH OFFER WILL BE MADE ONLY BY MEANS OF A FORMAL OFFER TO EXCHANGE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS. This Presentation is not part of or a substitute for the Offer to Exchange or any other document that Direct Lending or the Extension Fund may distribute or file with the SEC in connection with the Exchange Offer. The terms, conditions and further provisions regarding the Exchange Offer are disclosed in the Offer to Exchange (including any amendments or supplements thereto). To the extent there are any inconsistencies between this Presentation and the Offer to Exchange, the Offer to Exchange shall control. The transaction and distribution of this document may be restricted by law in certain jurisdictions and persons into whose possession any document or other information referred to herein should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction. Risks An investment in the Extension Fund will be highly speculative and involves significant risks, including that there will be no private or public market for Extension Fund interests and such interests will not be transferable without the consent of the Extension Fund. Past performance is not indicative of future results and there can be no assurances that the Extension Fund’s investment objectives will be achieved. Such an investment is only intended for experienced and sophisticated investors for whom an investment in the Extension Fund does not constitute a complete investment program and who understand and are willing and prepared to bear the associated risks, including the risk of a total loss of their investment. You should read the Offer to Exchange in its entirety before making an investment in the Extension Fund. Investors should carefully review the risks disclosed in the Offer to Exchange and the documents incorporated by reference therein. You should not rely on the information contained herein as a substitute for the exercise of your own skill and judgement in connection with any investment decision. In making an investment decision, investors must rely on their own examination of the Extension Fund and the terms of the Exchange Offer, including the merits and risks involved. Investors should not construe the contents of this presentation as legal, tax, investment or accounting advice, and you should consult your own advisers as to legal, business, tax and other related matters concerning an investment decision. Forward-Looking Statements This Presentation contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Direct Lending, the Extension Fund, their prospective portfolio investments, their industry, their beliefs, and their assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond Direct Lending’s and the Extension Fund’s control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Direct Lending’s plans, objectives, expectations and intentions and the expected timing of the Exchange Offer, including the receipt of an exemptive order from the SEC, the terms and conditions of the Exchange Offer, the terms of the Extension Fund, the benefits of participation in the Exchange Offer, including future financial and operating results of Direct Lending or the Extension Fund, and the benefits, plans, objectives, expectations and intentions and the expected timing of an initial public offering of the Extension Fund. Although Direct Lending and the Extension Fund believe that the assumptions on which these forward-looking statements are based are reasonable, some of those assumptions are based on the work of third parties and any of those assumptions could prove to be inaccurate; as a result, the forward-looking statements based on those assumptions also could prove to be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Presentation should not be regarded as a representation by Direct Lending or the Extension Fund that their plans and objectives will be achieved. These risks and uncertainties include those that are described in Direct Lending’s periodic public filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2017, and described or identified in the section entitled “Risk Factors” in the Offer to Exchange. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Presentation as of date of this Presentation and the Offer to Exchange. Direct Lending and the Extension Fund do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

1. Introduction

Transaction Background and Rationale Why Are We Here? Investors in TCW Direct Lending (“DL”) Fund VI (“Fund VI”) have the option to: Maintain units in Fund VI and wind-down as in previous DL Funds, or Elect to exchange all, or a portion, of their units for shares in a new fund (“Extension Fund”) that has the ability to continue to invest and potentially complete an IPO or a listing Why Consider? Ability to maintain exposure to deployed portfolio with potential to increase size and diversification over time Access to more diverse and efficient sources of balance sheet funding To the extent the Extension Fund completes an IPO or a listing, investors would have the: Ability to maintain, increase or decrease their exposure to TCW Direct Lending platform through publicly traded common stock Potential to realize a premium to net asset value in the secondary market Potential to liquidate investment faster than in a wind-down of Fund VI Management believes a TCW publicly traded vehicle can provide an alternative for investors to manage their direct lending exposure Why Now? In process of finalizing Exemptive Relief from the SEC, which is a precondition to settling the Exchange Offer Investment in Extension Fund enables continuous exposure to the middle-market direct lending market The capital markets have historically been receptive to issuances from high-quality, seasoned BDC managers with strong track records, world-class platforms and fully ramped portfolios Fund VI is beyond its 3-year investment period Fund VI was structured to provide investor optionality

Process Overview Exchange Offer Offer to Exchange filed on May 21 as an exhibit to Direct Lending’s Schedule TO (tender offer statement) with SEC and distributed to investors Exchange Offer will be open May 21 – June 21 and is expected to close on July 2 (for value as of July 1) Invested capital, undrawn and recallable Fund VI commitments of electing unitholders will be rolled over to the Extension Fund until the earlier of the third anniversary of closing of Exchange Offer and potential IPO or listing 1 Post-Exchange Following the successful closing of the Exchange Offer, the Extension Fund will be able to: Continue to invest and reinvest existing capital Further scale portfolio through the use of undrawn commitments and leverage Seek to raise additional private capital 2 Potential IPO Additional preparation for IPO Pursue IPO review process with the SEC Finalize offer structure Execution timing will be market dependent 3 Exchange Offer Post Exchange: Extension Fund – Portfolio Reinvestment IPO Preparation & Potential IPO 3 2 1 SEC Exemptive Relief Earlier of IPO or Third Anniversary of Closing Exchange Offer Settlement Exchange Offer Launches 12/31/2017 5/21/2018 7/2/2018 2021 6/21/2018 Exchange Offer Expiration

100% 423 Post-IPO Asset Size Range; Illustrated at 0.75x-1.00x Pro Forma Leverage and $150MM of IPO Proceeds Well Positioned to Succeed in Marketplace 1,270 741 1,482 2,223 1,745 1,004 2,486 ($MM) Assets Illustrated at 0.75x Leverage Assets Illustrated with IPO Proceeds of $150MM $0 1 Note: Includes Fund VI NAV of $1,184MM and available capital of $510MM as of 3/31/2018 Target leverage, assuming approval and adoption of reduced minimum asset coverage requirement pursuant to the 2018 Small Business Credit Availability Act Current Equity % of Current Equity 1 1,147 1,994 2,841 1 2 3 847 Minimum Condition 75% 50% 25% 2

Post Exchange Organizational Structure Stage 2: Structure Following Exchange Remaining Unitholders (Wind-Down Option) Tendering Unitholders (Public Option) Fund VI Extension Fund Stage 1: Current Structure Unitholders Fund VI Investment A Investment B Investment C Investment A Investment B Investment C New Investments

2. Exchange Offer Considerations

# Comparison of Extension Fund vs. Fund VI Wind-Down

| | Consideration | Extension Fund | Fund VI (Status Quo) | Extension Fund vs. Fund VI |
|---|---|---|---|---|
| Post- Exchange | **Portfolio Diversification** | Maintained or increased | Reduces during wind-down | • Ability to **continue to own a diversified portfolio** vs. an increasingly concentrated portfolio in the current vehicle |
| | **Access to Leverage** | Maintained or increased due to permanent capital structure | Reduced due to portfolio amortization | • Expanded access to bank, bond, and convertible debt markets vs. reducing availability of bank leverage as portfolio unwinds<br>• Possibility of utilizing new increased leverage limits |
| | **Management Fee:**<br>Legacy Assets<br>New Assets<br><br>**Incentive Fee:**<br>Hurdle<br>Carry<br>Catch Up | <br>0.75%<br>1.50% (*Blended*)<br><br><br>7%<br>20%<br>100% | <br>0.75%[1]<br>–<br><br><br>9%<br>20%<br>100% | • Fees on legacy assets expected to be comparable<br>• Incentive fee expected to be in a class with leading peer funds<br>• Extension Fund will have a three-year total return lookback for income incentive fee and a capital gains incentive fee that looks back to inception vs. European waterfall for Fund VI<br>• Public market BDC hurdle rate key to market perception of risk / return threshold |
| Following Potential IPO or Listing | **Monetization Price** | Market Value (Opportunity for NAV+) | Realized NAV | • Opportunity for investors to receive market value (which may be in excess of NAV) vs. realization of NAV |
| | **Liquidity**<br><br>**Timing of Proceeds** | Sell in market / offerings<br><br>Subject to investor objectives & market conditions | Orderly wind-down<br><br>Dependent on repayment of existing underlying investments | • Possibility to **sell in open market** or through possible organized secondary offerings vs. gradually through distributions of investment repayments<br>• Lock-up expected to include additional transfer restrictions beyond 180 day period post-IPO but will not exceed 540 days<br>• Holding period could be shorter and access to liquidity could be faster in Extension Fund |
| | **Ability to Manage Exposure to TCW** | Retain stake | Invest in new fund | • Potential opportunity to maintain, increase or decrease exposure vs. gradual investment repayments<br>• Publicly-traded security with market exposure (Beta) vs. private security |

Notes:
1. Management fee was 1.5% during commitment period

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Confidential – Not for Distribution 9

Diversification Profile Would Likely Improve, Not Deteriorate Asset Trajectory: Wind-Down Horizon Asset Trajectory: Public Funds, Post-IPO Portfolio Investments Portfolio Investments Total Fair Value 1 Fund V 17 13 6 Fund IV 13 7 1 30 35 48 33 39 43 Source: Company filings Note: Reflects following quarter end If an investor chooses to invest in Extension Fund, it will maintain exposure to a fully ramped portfolio # of investments: # of investments: # of investments: Total Fair Value 1 Total Fair Value 1 Total Fair Value 1 # of investments: ($Bn) ($Bn) ($Bn) ($Bn) $0.0 $0.0 $0.0 $0.0

Extension Fund Could Allow Leverage Expansion % of Total Debt & Equity Capital Common Equity Convertible Debt Straight Debt (Institutional / Retail Unsecured, SBA) Secured Bank Debt (Drawn) 2 Source: Company Materials , Public Filings Notes: Includes Fund VI NAV of $1,184MM and debt of $353MM as of 3/31/2018; excludes undrawn commitment Average capital composition and leverage level for recent seasoned IPOs (GSBD, TSLX and CGBD) as of 3/31/2018 (IPO: 3/17/2015) Leverage: (IPO: 3/20/2014) Leverage: (IPO: 3/17/2015) Leverage: (IPO: 3/20/2014) Leverage: (IPO: 5/19/2011) 1 Leverage: Leverage: (IPO: 2/9/2010) Debt / Equity (x) 2 1 Public BDCs Have Access to Multiple Sources of Debt Capital and Higher Leverage Capital Structure Composition Current Leverage As of 3/31/2018 As of 3/31/2018

Higher leverage: Increase debt to equity ratio Adoption of new fee structure: Management fee 6 Incentive fee / Hurdle rate A Portfolio Yield     10.6% 10.6% Less:           Management Fee (as % of Assets) (1.5%) (1.5%) Operating Expense (as % of Assets) 2 (0.3%) (0.3%) Unlevered Return on Assets   8.8% 8.8% Plus: Uplift from Leverage 7   3.6% 4.8% “Pre-Incentive Fee” Return on Equity 12.4% 13.6% Less: Incentive Fee (as % of Equity) (2.5%) (2.7%) Return on Equity     9.9% 10.9% Portfolio Yield     10.6% Less:         Management Fee (as % of Assets) (0.8%) Operating Expense (as % of Assets) 2 (0.2%) Unlevered Return on Assets   9.6% Plus: Uplift from Leverage 7   1.7% “Pre-Incentive Fee” Return on Equity 11.3% Less: Incentive Fee (as % of Equity) (2.3%) Return on Equity     9.0% Assumptions Assumes all assumptions of Fund VI financials on left except for: Higher leverage and cheaper fundings Increase debt to equity ratio to 1:1 5 Lower cost of funds to 3.9% 6 Adoption of new fee / payout structure 1.5% management fee 7 20.0% incentive fee over 7.0% hurdle ROE Comparison Assumptions LTM Portfolio Yield 110.6% Gross Operating Expense 2 0.3% Debt / Equity 3 0.30:1 Avg. Interest Rate 4 4.1% Management Fee 0.75% Incentive Fee 20.0% Performance Hurdle 9.0% Current Fund Scenario Post-IPO Summary Fund Comparisons Fund VI (Status Quo) Extension Fund B C B C A Source: Company filings Notes: Some numbers may not add due to rounding Weighted average yield is calculated using the par outstanding and excludes income collected from borrowers on unfunded commitments; as of 3/31/2018 LTM operating expenses as a percent of average investments as of 3/31/2018; adjusted for expense cap in Fund VI, no expense cap in Extension Fund As of 3/31/2018; excludes undrawn commitment Weighted average interest rate as of 3/31/2018 Target leverage, assuming approval and adoption of reduced minimum asset coverage requirement pursuant to the 2018 Small Business Credit Availability Act Conservative assumption for illustration; in reality, legacy assets will be managed at 0.75% fee rate Represents unlevered return on assets less average interest rate, multiplied by the assumed leverage ratio Pre-IPO Assumptions Assumes all assumptions of Fund VI financials on left except for: 1:1 5 0.75:1 1.5% 20.0% / 7% 20.0% / 7% 1.5% Pre- and Post-IPO Extension Fund Scenario

Investor Liquidity Could Be Enhanced Timeline for Investor Liquidity Mechanism Status Quo Year 5 Year 1 Year 2 Year 3 Year 4 1-Year Extension Wind-down 1-Year Extension % Liquidated Gradual realization contingent on timing and performance of underlying investments % Liquidated 33% 33% 33% Extension Fund (following potential IPO or listing) Illustrative Phased Lock-Up Release Schedule 3 Open market sales Unregistered blocks, no limit if not an affiliate Possible organized follow-ons Year 5 Year 1 2 Year 2 Year 3 Year 4 1 Extensions are subject to board approval; post-underwriters lock-up there is no further lock-up of the Extension Fund investors Assumes IPO at the end of Q2 of Year 1 Assumes staggered share release under post-IPO lock-up agreement following initial 180 day lock-up period under the New Subscription Agreement 1 Manager Controls Investment Exit Investors Control Share Monetization Timing IPO

3. Investment Highlights

Key Investment Highlights Leverages the broader TCW Group platform with $202Bn in AUM 1 Large platform with over $3Bn in AUM focused on the U.S. middle market 1 Cycle tested investment strategy honed over 17 years through multiple economic cycles and volatile credit environments Seasoned management and investment team with over 17 years of experience Established track record, deployed over $8Bn across six funds Industry Leading Diversified Asset Manager with Robust Capabilities 1 Long-term presence in the public and private capital markets Strong reputation as a value-added partner to borrowers Extensive network of strategic relationships Direct Lending Group originates a majority of its investments Differentiated Direct Origination 2 Carefully Constructed, Proprietary Portfolio Focused on principal preservation and risk-adjusted returns, contributing to stable yet meaningful investment income generation Thorough diligence and underwriting process, tested through cycles Vigilant portfolio monitoring 3 Strong Alignment of Interest with Investors Attractive fee structure with 3-year look-back Employee commitments represent more than $30MM of common equity of Fund VI Potential post-IPO support may include lock-up agreements and share purchase programs 4 Premier Direct Lending Business Offering Attractive Risk-Adjusted Returns Extension Fund Would be Positioned for Success As of 3/31/2018

17 Year Operating History 18 Investment Professionals $3.0Bn AUM >$8Bn invested since Inception Alignment of Interests Team Underwriting Experience & Expertise Platform Industry Leading Diversified Asset Manager with Robust Capabilities Key Attributes of TCW Direct Lending 1 Capitalize on breadth of TCW’s global resources TCW is a global firm with $202Bn in AUM across the equity, fixed income and alternatives markets Scaled direct lending platform Among the largest middle-market direct lenders in the U.S. Offers borrowers highly customized financing solutions with certainty of execution and no syndication risk Deployed over $8Bn across six funds through multiple economic cycles and volatile credit environments Seasoned management team and investment professionals Direct Lending has a 17-year operating history Extensive capital markets experience across a wide range of industries Long-standing relationships with key middle-market participants TCW Direct Lending Is a Premier Direct Lending Platform P P P Result Among Investment Professionals Investors/ Manager Transparency Size Scale Infrastructure Consistent Investment Process Portfolio Construction Monitor & Realization Experience People Strategy Deploy capital with a consistent, disciplined approach Make individual investments of up to ~$150MM, typically ranging in size from $20-100MM Primarily first-lien financings and utilizes unitranche structures Loans made by prior funds yield on average 300-400 bps above conventional mid-market loans while exhibiting consistently better credit performance

Differentiated Direct Origination 2 TCW Is Differentiated To Borrowers Based On: The TCW Advantage Speed and certainty of execution Ability to fully underwrite transactions Ability and willingness to perform robust due diligence Creative, partnership minded approach to structuring and lending Senior level attention Direct Lending Originates a Majority of its Investments to Focus on Specific Criteria, including: Predominately first lien senior secured investments with fulsome covenant packages Middle-market borrowers with EBITDA greater than $15 million Positive, sustainable cash flows Conservative credit metrics, including debt to EBITDA and loan to value ratios Defensible market positions Direct Lending Has Greater Control of the Transaction Process that Allows it to: Gain incremental economics via agency fees, as well as additional interest and fees as a result of arrangements with other lenders in a syndication Determine and execute on critical due diligence items Structure and negotiate loan documents and financial covenants Maintain direct dialogue with management throughout life of the deal Monitor the investment through repayment

Origination, Diligence and Documentation Capacity to underwrite entire deals leads to greater control over the transaction process and ability to participate opportunistically in certain transactions Consistent due diligence and documentation process regarding business, deal structure and market / industry considerations Robust credit approval process involving weekly pipeline communication, multiple diligence updates and final approval by the credit committee Portfolio Construction Current debt portfolio consists of 26 investments across a broad range of borrowers and industries Current LTM yield of 10.6% 1, 100% floating rate in nature 2 99% of portfolio invested in first lien senior secured positions, including Strategic Ventures Monitoring & Realization Monthly or quarterly performance updates supported by ongoing due diligence, frequent communication with borrower’s senior management and detailed reporting requirements Continuous monitoring and evaluation of multiple exit strategies Experience handling underperforming credits Investment Decisions Based on Thorough Process Tested Over Multiple Economic Cycles 3 Carefully Constructed, Proprietary Portfolio Note: Weighted average yield is calculated using the par outstanding and excludes income collected from borrowers on unfunded commitments; as of 3/31/2018 As of 3/31/2018; statistics for Direct Lending and excluding any equity investments

Strong Alignment of Interests with Investors 4 Management fee structure friendly to current shareholders with a fee of 75bps on legacy investments and 150bps on new investments Incentive fee of 20% with a 100% catch-up, a 12-quarter look-back and a cap based on difference between Cumulative Net Return for current quarter and income-based aggregate incentive fee for previous quarters 1 Attractive Fee Structure TCW Direct Lending Senior Management, Employees and Operating Executives are Shareholders Employee commitments represent more than $30MM of common capital of Fund VI 100% of the team is eligible to participate in performance fee Independent Board of Directors Majority of Board Members are independent directors Board expected to actively participate in all material deliberations Note: The Incentive Fee Cap for any quarter is an amount equal to (a) 20% of the Cumulative Net Return during the relevant Trailing Twelve Quarters minus (b) the aggregate Extension Fund Incentive Fees based on income that were paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters Other Post-IPO Support Potential for post-IPO purchase program as a discount control mechanism Ability to adopt staggered lockup for pre-IPO shareholders

4. Exchange Offer Detail

Summary of Certain Exchange Offer Terms TCW Direct Lending LLC (“Fund VI”) ParentCo TCW Middle Market Lending Opportunities BDC, Inc. (“Extension Fund”) SplitCo Split-Off Transaction Type Private Exchange Form of Offering Up to 20.1 million shares of common stock of the Extension Fund, representing $1,694MM 1 of capital, for any and all outstanding units of Fund VI 2 Offer to Exchange For each unit of Fund VI, tendering unitholders will receive 1 share of Extension Fund common stock Ratio 25% of total units (~5MM units), representing $423MM of capital 3 as of 3/31/2018 Target Minimum Condition Bank of America Merrill Lynch, Morgan Stanley Dealer Managers May 21 – June 21 Target Tender Period June 21 at 5:00 p.m. New York City time (unless extended) Expiration $1,184MM of Members' capital and $510MM of available commitments as of 3/31/18 Representing the entire pool of outstanding units of TCW Direct Lending LLC Represents 25% of committed equity to Fund VI ($1,184MM) and available capital of $510MM as of 3/31/18 July 2 (for value as of July 1) Expected Closing Date

11 5 12 6 13 7 14 8 15 4 Exchange Offer Process Expected Timeline May 2018 Monday 18 June 2018 Tuesday 22 29 19 Wednesday 23 30 20 Thursday 24 31 21 Friday 25 1 21 Exchange Offer Launches 6 KEY / USI Producer Compensation Call 25 26 27 28 29 28 Memorial Day 22 Exchange Offer Expiration Date Tender Period Holiday 2 3 4 5 6 Exchange Offer Settlement (for Value as of July 1, 2018) July 2018

Additional Information

Exchange Offer Mechanics Expiration The Exchange Offer, and unitholder withdrawal rights, will expire at least 20 business days from launch, unless the Exchange Offer is extended Expected to be June 21, 2018 (5:00 p.m. New York City time) Conditions for Completion All conditions to the completion of the Exchange Offer described in the Offer to Exchange must be satisfied before the expiration of the Exchange Offer, including the condition that a minimum of 25% of outstanding units be tendered (“Minimum Condition”) Fund VI and the Extension Fund may waive any or all of the conditions to the Exchange Offer, subject to limited exceptions, including that the Minimum Condition be satisfied Offer Fund VI and the Extension Fund to exchange units for shares of Extension Fund common stock for all outstanding units that are validly tendered and not withdrawn prior to the expiration, and accepted by Fund VI, on a one-for-one basis Units not accepted for exchange will be returned to the tendering unitholder promptly following the expiration or termination of the Exchange Offer Expected Rollover of Commitments Via Entry Into Subscription Agreement Each tendering unitholder will enter into a subscription agreement to roll over and extend undrawn commitment (including recallable amounts) to the Extension Fund in proportion to units exchanged Subscription agreement will include private placement investor representations, pre- and post-IPO restrictions on transfer and agreement to enter into additional post-IPO lockup agreement Delivery of Extension Fund Common Stock Shares of Extension Fund common stock will be credited to accounts for the benefit of the exchanging holders after the completion of the Exchange Offer on the closing date Closing date expected to be July 2, 2018 Procedures for Tendering Units Unitholders must deliver an executed letter of transmittal, subscription agreement signature page, investor questionnaire and any other required documentation specified in the Offer to Exchange to the Adviser Must be received by the Adviser prior to the expiration of the Exchange Offer Withdrawal Rights Tendered units may be withdrawn at any time before the expiration of the Exchange Offer by providing a written or email or facsimile transmission of Notice of Withdrawal to the Adviser

# Strong Market Opportunity for Direct Lending

| | |
|---|---|
| **Large and Growing U.S. Middle-Markets** | • U.S. middle-market is one of the largest markets with over 200,000 middle-market businesses collectively representing one-third of the private sector GDP<br>• U.S. middle-market companies reported year on year growth of 7.6% in 2017 and expect over 5% in 2018 [1] |
| **Leverage, Pricing and Risk** | • Generally less levered than large corporates<br>• From 2015 to 2017, middle-market loans exhibited an ~125bps yield premium over large corporate loans [2] |
| **Market Environment Favors Non-Traditional Lenders** | • Traditional lenders (commercial, regional banks and commercial finance companies) have scaled back originations and lending activities<br>• Passage of the 2018 Small Business Credit Availability Act has the potential to favor strategies with predominantly senior secured debt |
| **Attractive and Growing Opportunity Set** | • Current and future demand for middle-market financings expected to provide the Extension Fund with ample deal flow<br>• US Private Equity firms invested in 2,306 middle market deals totaling over $324Bn in 2017, with $122Bn of capital raised across 174 funds in 2017 [3]<br>• An estimated $595Bn of loan maturities for middle-market companies are due between 2018-2023 [2] |

Note:
1. Growth rate calculated based on number of middle-market companies; based on survey conducted by National Center for the Middle Market
2. Thomson Reuters Quarterly Middle Market Review (Q4 2017)
3. PitchBook U.S. Private Equity Middle Market Report (Q4 2017)

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Small Business Credit Availability Act (“BDC Bill”) We believe that the BDC Bill will result in potentially enhanced economics for owners of the Extension Fund, although the degree and timing of such benefits will depend on several factors. That said, the BDC Bill isn’t likely to result in a widespread transformation of the BDC marketplace—or a windfall for investors. Adaptations are likely to be gradual and the impacts case-specific TCW may have the potential opportunity to build in the incremental leverage flexibility more efficiently than its public peers by virtue of its status organizationally On March 23, the President signed the BDC Bill, which involves two key changes that may benefit BDCs: Increase BDC leverage limit from 1:1 to 2:1 (debt:equity) Streamline the SEC registration requirements Overview Background All else equal, higher leverage should result in higher returns to equity holders Validated by the initial 4% outperformance of the sector since the market learned that the rule would likely pass However, the ability for a given BDC to benefit (valuation, returns, competitive positioning) from higher leverage will depend on a number of factors, including: Available sources of leverage (ratings, capacity, cost) Any resulting change in investment strategy (quality, mix, yield), either self-directed or as a change in competitive behavior (spread compression, etc.) Ultimate run-rate leverage multiple Timing of implementation The universe of BDCs that have the practical flexibility to take advantage of the law may be limited: Credit facility size is constrained by credit availability of the banks Multiple sources of unsecured debt exist (straight debt: institutional, retail, private; convertible) with the institutional market offering the most capacity; however: Only largest entities have reliable access to that market Access to any of the straight debt products will be ratings sensitive Other asset-based financing exists but that is generally secured in nature and potentially limited to certain asset classes Key Takeaways